Exhibit 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 of Coopers & Lybrand's report dated March 17, 1994, on Coopers & Lybrand's audits of the consolidated financial statements of Hughes Supply, Inc. and subsidiaries, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1995. We also consent to the reference to Coopers & Lybrand under the caption "Experts".



/s/Coopers & Lybrand L.L.P.

Orlando, Florida
July 26, 1995


















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